     As filed with the Securities and Exchange Commission on July 17, 1998

                                                     Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------
                                    FORM S-3
                            REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                          -----------------------------
                                  Cinergy Corp.
             (Exact name of registrant as specified in its charter)
                          -----------------------------
           DELAWARE                                       31-1385023
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                          -----------------------------
                             139 EAST FOURTH STREET
                             CINCINNATI, OHIO  45202
                                 (513) 421-9500

                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)
                          -----------------------------
                               WILLIAM L. SHEAFER
                          Vice President and Treasurer
                                  Cinergy Corp.
                             139 East Fourth Street
                             Cincinnati, Ohio 45202

                     (Name, address, including zip code, and
                     telephone number, including area code,
                             of agent for service)

                                    Copies to:

  BRADLEY C. ARNETT, ESQ.                        PANKAJ K. SINHA, ESQ.
      Senior Counsel                   Skadden, Arps, Slate, Meagher & Flom LLP
       Cinergy Corp.                          1440 New York Avenue, N.W.
   139 East Fourth Street                      Washington, D.C.  20005
   Cincinnati, OH  45202
                          -----------------------------
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Proposed        Proposed
                                       Maximum         Maximum
Title of Each            Amount        Offering        Aggregate      Amount of
Class of Securities      Being         Price per       Offering     Registration
Being Registered       Registered       Unit(1)        Price(1)          Fee
-------------------  --------------    ---------    --------------  ------------
Common Stock,
par value
$.01 per share . .   771,258 shares    $32.40625    $24,993,579.56    $7,373.11
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices reported on The New York Stock Exchange on July 13, 1998.
                          -----------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS



                         771,258 Shares

                          Cinergy Corp.
                          COMMON STOCK
                 Of the Par Value $.01 Per Share

                        ----------------

This Prospectus relates to an aggregate of 771,258 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Cinergy Corp., a Delaware corporation (the "Company"), which may be offered (the "Offering") for sale by a certain stockholder (the "Selling Stockholder") who acquired such Shares in a certain business acquisition by the Company (the "Acquisition"). The Shares are being registered under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of the Selling Stockholder in order to permit the public sale or other distribution of the Shares.

The Shares may be sold or distributed from time to time by or for the account of the Selling Stockholder through dealers, brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The Company will receive no portion of the proceeds from the sale of the Shares offered hereby and will bear certain expenses incident to their registration. See "Selling Stockholder" and "Plan of Distribution."

The Common Stock is traded on The New York Stock Exchange (the
"NYSE") under the symbol "CIN." On July 13, 1998, the last reported price for the Common Stock on the NYSE was $32-7/16 per share.



                        ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ----------------











        The date of this Prospectus is             , 1998

                        AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.; Suite 1400, 500 West Madison Street, Chicago, Illinois; and Suite 1300, Seven World Trade Center; New York, N.Y. Copies of such material can also be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's Internet Web Site at http://www.sec.gov.
In addition, such material can also be inspected at the office of the NYSE.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices of the Commission and at the offices of the NYSE referred to above.

                        ----------------

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation in such state. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

                        ----------------

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There is hereby incorporated in this Prospectus by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

1.   The Company's Annual Report on Form 10-K for the year ended
December 31, 1997.

2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

3.   The Company's Current Report on Form 8-K dated July 15,
1998.

4. The Company's Proxy Statement dated March 16, 1998, relating to its Annual Meeting of Shareholders held on April 22, 1998.

5. The description of the Common Stock contained or incorporated in the Company's Registration Statement on Form 8-B, dated September 1, 1994, including any amendments or reports filed for the purpose of updating such description.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. WILLIAM L. SHEAFER, VICE PRESIDENT AND TREASURER, CINERGY CORP., 139 EAST FOURTH STREET, CINCINNATI, OHIO 45202 (TELEPHONE 513-421-9500).

                          THE COMPANY

     The Company is a registered holding company under the Public Utility Holding Company Act of 1935, as amended, and the parent company of The Cincinnati Gas & Electric Company ("CG&E), PSI Energy, Inc. ("PSI"), Cinergy Services, Inc. ("Services"), Cinergy Global Resources, Inc. ("Global"), and Cinergy Investments, Inc. ("Investments"). CG&E is an operating utility primarily engaged in providing electric and gas service in the southwestern portion of Ohio and, through its utility subsidiaries, in adjacent areas in Kentucky and Indiana. PSI is an operating utility primarily engaged in providing electric service in north central, central, and southern Indiana.
Services provides management, financial, administrative, engineering, legal and other services to the Company, CG&E, PSI, Global, and Investments, as well as affiliates thereof. The Company conducts its international businesses through Global and its subsidiaries and conducts its non-regulated, domestic businesses through Investments and its subsidiaries.

     The Company's principal executive office is located at 139
East Fourth Street, Cincinnati, Ohio 45202 (telephone 513-421-9500).


                       USE OF PROCEEDS

     This Prospectus relates to Shares being offered and sold for the accounts of the Selling Stockholder. The Company will not receive any proceeds from the sale of the Shares but will pay all expenses related to the registration of the Shares. See "Plan of Distribution."


                     SELLING STOCKHOLDER

     The Selling Stockholder is Apache Corporation, a Delaware
corporation.   As of July 13, 1998, the aggregate number of
shares of Common Stock beneficially owned by the Selling Stockholder, and the aggregate number of shares of Common Stock registered hereby that the Selling Stockholder may offer and sell
pursuant to this Prospectus, is 771,258.   Because the Selling
Stockholder may offer all or a portion of the Shares at any time and from time to time after the date hereof, no estimate can be made of the number of Shares that the Selling Stockholder may retain upon completion of the Offering. To the knowledge of the Company, other than with respect to the Acquisition, the Selling Stockholder has not had within the past three years any material relationship with the Company or any of its predecessors or affiliates.


                     PLAN OF DISTRIBUTION

     The Selling Stockholder may sell or distribute some or all of the Shares from time to time through dealers or brokers or other agents or directly to one or more purchasers, in transactions on the NYSE or other exchanges on which the Common Stock may be listed for trading, in privately negotiated transactions or in the over-the-counter market, or in brokerage transactions, or in a combination of such transactions. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, or other agents participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such Shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, or other agent might be in excess of those customary in the type of transaction involved. To the extent required, the Company will file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to set forth any other material information with respect to the plan of distribution not previously disclosed.

     The Selling Stockholder and any such brokers, dealers or other agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such brokers, dealers or other agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between the Selling Stockholder and any other broker, dealer or other agent relating to the sale or distribution of the Shares.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the Shares may not simultaneously engage in market activities with respect to the Common Stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder. All of the foregoing may affect the marketability of the Common Stock.

     The Company will pay substantially all of the expenses incident to this Offering of the Shares by the Selling Stockholder to the public other than commissions, concessions and discounts of brokers, dealers or other agents. The Selling Stockholder may indemnify any broker, dealer, or other agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Company may agree to indemnify the Selling Stockholder and any such statutory "underwriters" and controlling persons of such "underwriters" against certain liabilities, including certain liabilities under the Securities Act.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.


                   DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock, par value of $.01 per share. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders, including elections of directors. The holders of Common Stock are not entitled to cumulate votes for the election of directors. The Board of Directors of the Company consists of 17 members divided into three classes. The directors of a class will hold office for a term of three years.

     The holders of Common Stock are entitled to receive dividends as and when declared by the Board of Directors of the Company out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in any assets remaining after payment in full of all liabilities of the Company. Because the Company conducts its operations primarily through its subsidiaries, CG&E and PSI, the ability of the Company to pay dividends to holders of Common Stock depends on the ability of CG&E and PSI to pay common dividends to the Company.

  * No common dividends can be paid by CG&E if there are dividends in arrears on CG&E Preferred Stock.

  * No common dividends can be paid by PSI if there are dividends in arrears on PSI Preferred Stock. PSI's Mortgage Indenture ("Indenture") provides that, so long as any bonds are outstanding under the Indenture, PSI shall not declare or pay cash dividends on shares of its capital stock (other than on PSI Preferred Stock) except out of its earned surplus or net profits. In addition, PSI's Amended Articles of Consolidation limit dividends on common stock to 75% of net income available for common stock if the ratio of common stock equity to total capitalization is less than 25%, or to 50% of such net income available if such ratio is less than 20%. The ability of PSI to pay common dividends has not heretofore been impaired by any such prohibition, restriction or limitation, nor is it anticipated that any such prohibition, restriction or limitation will impair the ability of PSI to pay common dividends hereafter.

  * CG&E and PSI each have a series of junior subordinated debentures currently outstanding. The terms of each series of debentures gives the applicable issuer (CG&E or PSI) the right to extend from time to time the interest payment period for such debentures, and as a consequence, interest payments on the debentures would be deferred during any such extended interest payment period. In the event that CG&E or PSI exercises such right, such company may not, among other things, declare or pay dividends on any of its capital stock. The Company believes that the extension of an interest payment period on either series of debentures is unlikely.

     The holders of Common Stock do not have preemptive rights with respect to the issuance of additional shares of capital stock by the Company. Common Stock does not contain any redemption provisions or conversion rights.

     The Company's Certificate of Incorporation and By-Laws contain certain provisions that may delay or deter a change in control of the Company. Such provisions require, among other things, (i) a classified Board of Directors, with each class containing as nearly as possible one-third of the whole number of members of the Board and the members of each class serving for three-year terms, (ii) a vote of at least 80% of the Company's voting power to amend certain provisions of the Company's By-Laws, and (iii) advance notice procedures with respect to nominations of directors other than by or at the direction of the Company's Board of Directors.


                         LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP,
Washington, D.C, special counsel to the Company.


                           EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in common stock equity and cash flows for each of the three years in the period ended December 31, 1997, included in (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and (b) the Company's Proxy Statement dated March 16, 1998, relating to its Annual Meeting of Shareholders held on April 22, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the offering described in the Registration
Statement:

  Securities and Exchange Commission registration fee . . $ 7,373
  Legal fees and expenses . . . . . . . . . . . . . . . .  10,000
  Accounting fees and expenses. . . . . . . . . . . . . .   5,000
  Miscellaneous . . . . . . . . . . . . . . . . . . . . .   2,627
                                                          -------
         Total. . . . . . . . . . . . . . . . . . . . . . $25,000
                                                          =======

     All of the above, except for the Commission fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As a Delaware corporation subject to the Delaware General Corporation Law ("DGCL"), the Company is empowered by Section 145 of such law to indemnify officers and directors against certain expenses, liabilities and payments, as therein provided. Article VI of the Company's By-Laws provides that the Company shall indemnify specified persons, including officers and directors of the Company, against liabilities under certain circumstances. Also, Article VI provides that the Company may purchase and maintain insurance on behalf of or for any director, officer, employee or agent for protection against certain liabilities or claims asserted against such persons. In addition, Article Sixth of the Company's Certificate of Incorporation provides limits to the personal liability of the Company's directors for breach of fiduciary duties to the fullest extent permitted by the DGCL.

     The Company maintains an insurance policy covering its directors and officers against certain civil liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

NUMBER       EXHIBIT DESCRIPTION
------       -------------------
* 4(a)       Certificate of Incorporation of the Company (Exhibit
             to Company's 1993 Form 10-K in File No. 1-11377).
* 4(b)       By-Laws of the Company as amended April 22, 1998
             (Exhibit to Company's March 31, 1998 Form 10-Q in
             File No. 1-11377).
  5          Opinion and Consent of Skadden, Arps, Slate, Meagher
             & Flom LLP.
 23(a)       Consent of Arthur Andersen LLP.
 23(b)       Consent of Counsel (included in Exhibit 5 above).
 24(a)       Powers of Attorney.
 24(b)       Certified copy of a resolution of the Company's
             Board of Directors.

-----------
* Incorporated by reference as indicated.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement.

     Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on July 17, 1998.

                        CINERGY CORP.


                        By:          *James E. Rogers
                               James E. Rogers, Vice Chairman,
                            President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signatures                 Title                 Date

  (i) Principal executive officer:

   *James E. Rogers           Vice Chairman,        July 17, 1998
    James E. Rogers           President and Chief
                              Executive Officer


 (ii) Principal financial officer:


   /s/ CHARLES J. WINGER      Vice President and    July 17, 1998
     Charles J. Winger        Chief Financial
                              Officer


(iii) Principal accounting officer:


   /s/ JOHN P. STEFFEN        Vice President and    July 17, 1998
     John P. Steffen          Comptroller

        Signatures                 Title                 Date

   (iv) Directors:

    * Neil A. Armstrong          Director          July 17, 1998
    * James K. Baker             Director          July 17, 1998
    * Michael G. Browning        Director          July 17, 1998
    * Phillip R. Cox             Director          July 17, 1998
    * Kenneth M. Duberstein      Director          July 17, 1998
    * Cheryl M. Foley            Director          July 17, 1998
    * John A. Hillenbrand II     Director          July 17, 1998
    * George C. Juilfs           Director          July 17, 1998
    * Melvin Perelman            Director          July 17, 1998
    * Thomas E. Petry            Director          July 17, 1998
    * Jackson H. Randolph        Director          July 17, 1998
    * James E. Rogers            Director          July 17, 1998
    * John J. Schiff, Jr.        Director          July 17, 1998
    * Philip R. Sharp            Director          July 17, 1998
    * Van P. Smith               Director          July 17, 1998
    * Dudley S. Taft             Director          July 17, 1998
    * Oliver W. Waddell          Director          July 17, 1998


*By:      /s/ WILLIAM L. SHEAFER
    William L. Sheafer, Attorney-in-fact

                         EXHIBIT INDEX

NUMBER       EXHIBIT DESCRIPTION
------       -------------------
* 4(a)       Certificate of Incorporation of the Company (Exhibit
             to Company's 1993 Form 10-K in File No. 1-11377).
* 4(b)       By-Laws of the Company as amended April 22, 1998
             (Exhibit to Company's March 31, 1998 Form 10-Q in
             File No. 1-11377).
  5          Opinion and Consent of Skadden, Arps, Slate, Meagher
             & Flom LLP.
 23(a)       Consent of Arthur Andersen LLP.
 23(b)       Consent of Counsel (included in Exhibit 5 above).
 24(a)       Powers of Attorney.
 24(b)       Certified copy of a resolution of the Company's
             Board of Directors.

-----------
* Incorporated by reference as indicated.